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                                                                       EXHIBIT 5
                              BONGIOVANNI & BERGER
                                Attorneys at Law
                       121 South Broad Street Suite 1700
                        Philadelphia, Pennsylvania 19107
                                  215.790.0060



October 17, 2003

The Med-Design Corporation
2810 Bunsen Avenue
Ventura, California  93003

Re:      The Med-Design Corporation
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

As counsel to The Med-Design Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the SEC under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 5,158,744 shares (the "Shares") of the Company's Common Stock, $.01 par value, including 3,598,844 shares currently outstanding (the "Outstanding Shares"), 1,433,532 shares (the "Warrant Shares") issuable upon the exercise of outstanding warrants (the "Warrants") and 126,368 shares issued to one of the Company's executive officers and one of the Company's former executive officers, to be sold by the individuals identified as the selling stockholders in the Registration Statement (the "Selling Stockholders").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation and Bylaws, as amended; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and the Warrant Shares are duly authorized and, when issued against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


Bongiovanni & Berger

By: /s/ Joseph N. Bongiovanni